                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 APEX MORTGAGE CAPITAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 20, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Shares of Common Stock of Apex Mortgage Capital, Inc.:

    The 2000 Annual Meeting of Shareholders of Apex Mortgage Capital, Inc. will be held on June 20, 2000 at The Wilshire Grand Hotel, located at 930 Wilshire Boulevard, Los Angeles, California 90017 at 9:00 a.m. Pacific Time, for the following purposes:

    - To elect two directors to hold office for a term of three years, or until their successors are elected and qualified.

    - To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the current year; and

    - To take action on other business that may properly come before the meeting.

    To assure your representation at the meeting, please mark, sign and date your proxy card and return it in the envelope provided after reading the accompanying proxy statement.

                                          By Order of the Board of Directors

                                                  /s/ Michael E. Cahill

                                          MICHAEL E. CAHILL
                                          SECRETARY

Los Angeles, California
April 28, 2000

                            YOUR VOTE IS IMPORTANT.

                     PLEASE PROMPTLY DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                                                  April 28, 2000

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    This proxy statement and accompanying proxy card are being mailed to shareholders beginning on or about May 12, 2000 in connection with the solicitation of proxy cards by the Board of Directors of Apex Mortgage Capital, Inc. (hereinafter referred to as the "Company") for use at the 2000 Annual Meeting of Shareholders. The principal office of the Company is located at 865 South Figueroa Street, Los Angeles, California 90017.

    Holders of record of Company common stock at the close of business on April 28, 2000 are entitled to notice of and to vote at the meeting. At the close of business on April 19, 2000 there were 5,753,000 shares of common stock outstanding, each of which entitles its holder to one vote. Cumulative voting is not allowed.

    THE BOARD OF DIRECTORS SOLICITS AND RECOMMENDS YOUR EXECUTION OF THE ENCLOSED PROXY CARD. You may revoke your proxy card at any time prior to it being used at the meeting by submission of a later proxy, giving notice in writing to the Secretary of the Company or voting in person.

    Shares for which a properly signed proxy card is received will be represented at the Annual Meeting and will be voted as instructed on the proxy card. Shareholders are urged to specify their choices by marking an "X" in the appropriate box on the proxy card. If no choices are specified, the shares represented will be voted as recommended by your Board of Directors.

    The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Company's common stock issued and outstanding as of April 28, 2000, will constitute a quorum. A quorum is necessary for the transaction of business at the Annual Meeting. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of any matter submitted to the stockholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as abstentions with respect to that matter. Shares represented by improperly marked proxy cards will be treated as abstentions.

    Once a quorum is present, a majority of the votes cast at the Annual Meeting is sufficient to take or authorize action upon any matter which may properly come before the meeting and a plurality of all the votes cast at the meeting is sufficient to elect a director.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

    The enclosed proxy is solicited by the Board of Directors of the Company. The cost of the solicitation will be borne by the Company. Proxy solicitations will be made by mail, and may also be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners and obtain authorization for the execution of proxies. The Company may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in the forwarding of proxy material to beneficial owners of stock. The Company does not expect to engage an outside firm to solicit proxies.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Except during the first term of office following the Company's commencement of operations, each class will serve a three-year term. The present term for the Class II directors expires at the Annual Meeting, and the present terms for the Class III and Class I directors expire at the annual meetings of stockholders to be held in 2001 and 2002, respectively. Each director holds such office until his or her successor is duly elected or qualified.

    Two Class II directors are to be elected at the Annual Meeting to hold office until the Annual Meeting of Stockholders in 2003 and until their respective successors are duly elected and qualified. The Board of Directors has nominated Peter G. Allen and Philip A. Barach to continue to serve as Class II directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each Nominee will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to serve, the proxy confers upon the holders thereof discretionary authority to vote for the election of such other person or persons as the Board of Directors may recommend.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                      PROPOSAL 2: APPOINTMENT OF AUDITORS

    Deloitte & Touche LLP, independent public accountants, have been appointed as auditors by the Board of Directors of the Company to examine the books and accounts of the Company for the year ending December 31, 2000. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. This representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions raised at the meeting. At the annual meeting, shareholders will be asked to vote for or against ratification of the Board of Directors appointment of Deloitte & Touche LLP.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS ITEM. PROXIES RECEIVED WILL BE VOTED FOR THIS ITEM UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                                 OTHER BUSINESS

    Management does not intend to present and does not know that others will present any other items of business at the Annual Meeting. However, if any other matters properly come before the meeting, the appointed Proxies will vote in their discretion.

                        DIRECTORS AND EXECUTIVE OFFICERS

CLASS I DIRECTORS

    JOHN C. ARGUE, 68, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Mr. Argue is Chairman of the Rose Hills Foundation (since 1996) and the Amateur Athletic Foundation (since
1995). Since 1990 Mr. Argue has been Of Counsel to the law firm of Argue Pearson Harbison & Myers. Mr. Argue is also a Director of Avery Dennison Corporation, Nationwide Health Properties Inc., the TCW Galileo Family of Funds and TCW Convertible Securities Fund, Inc.

    CARL C. GREGORY, III, 55, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Since January 1998,
Mr. Gregory has been Chairman and Chief Executive Officer of West Capital Financial Services Corp. From January 1996 through 1997, he was Managing Partner of American Western Partners and from 1991 through 1995 he was Chairman, Chief

Executive Officer and a Director of MIP Properties, Inc. Mr. Gregory has also been a Director of Pacific Gulf Properties, Inc. since 1997. Mr. Gregory received a B.A. degree in Accounting from Southern Methodist University and an M.B.A. degree in Finance from the University of Southern California.

    JEFFREY E. GUNDLACH, 40, is Chief Investment Officer, Vice Chairman and has been an affiliated director of the Company since October 1997. Mr. Gundlach is a Group Managing Director of TCW Investment Management Company (the "Manager"), and of certain affiliates of the Manager. Mr. Gundlach has been with The TCW Group, Inc. and its subsidiaries and affiliates ("TCW") since 1985. Previously, Mr. Gundlach was employed by Transamerica Corporation's Property/Casualty Insurance division, where he was a Senior Loss Reserve Analyst responsible for investment discount and funding strategies. Mr. Gundlach is also a member of TCW's mortgage backed securities group. Mr. Gundlach is a graduate of Dartmouth College, holding B.A. degrees in Mathematics and Philosophy (summa cum laude). He also attended Yale University as a Ph.D. candidate in Mathematics.

CLASS II DIRECTORS

    PETER G. ALLEN, 40, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. He is also Chairman of its Compensation Committee. Mr. Allen is Chairman of ForMyCause.com, Inc. Previously, Mr. Allen was an investment banker for Credit Suisse First Boston as a Managing Director and co-head of their West Coast office from October, 1998 through December, 1999. Previously, he worked at Morgan Stanley & Co. Incorporated for 15 years through January, 1997, where he was the Managing Director responsible for the firm's investment banking operations in the southwestern United States. During his tenure at Morgan Stanley, Mr. Allen advised a number of companies in a wide variety of strategic and financial transactions. Mr. Allen was also the Managing Partner at Chartwell Partners from January 1997 through July 1997. Mr. Allen received his B.A. degree in Economics, summa cum laude, from Yale University in 1980 and his M.B.A. degree from Stanford University in 1984.

    PHILIP A. BARACH, 47, is President, Chief Executive Officer and has been an affiliated director of the Company since October 1997. Mr. Barach is also a Group Managing Director and Chief Investment Officer of Investment Grade Fixed Income of the Manager and certain of its affiliates. Mr. Barach is a member of TCW's mortgage backed securities group. Mr. Barach joined TCW in 1987 after being employed by Sun Life Insurance Company, where he was Senior Vice President and Chief of Investments. Previously, Mr. Barach served as head of Fixed Income Investments for the State of California Retirement System. Mr. Barach attended the Hebrew University of Jerusalem, where he received a B.A. degree in International Relations and an M.B.A. degree in Finance.

CLASS III DIRECTORS

    THE HON. JOHN A. GAVIN, 69, has been an unaffiliated director of the Company and a member of its Audit Committee since December 1997. Mr. Gavin is founder and, since 1968, chairman of Gamma Holdings, an international capital and consulting firm. He is a partner and Managing Director of Hicks, Muse, Tate & Furst (Latin America). Mr. Gavin is a member of the board of directors of International Wire Group and Krause's Furniture, Inc. Mr. Gavin is also a trustee of the Hotchkis & Wiley Funds (a Merrill Lynch company). From 1981 to 1986, Mr. Gavin was the United States Ambassador to Mexico. Mr. Gavin graduated from Stanford University with a degree in Economic History of Latin America.

    MARC I. STERN, 56, is Chairman and has been an affiliated director of the Company since September 1997. Mr. Stern is Chairman of the Board of Directors of the Manager and TCW Asset Management Company, and a Director of The TCW
Group, Inc. and Trust Company of the West. Mr. Stern is also President of The TCW Group, Inc. and Chairman of the TCW Galileo Family of Funds. Mr. Stern joined TCW in 1990. Previously, Mr. Stern was President of SunAmerica, Inc., Managing Director and Chief Administrative Officer of the Henley Group, Inc. and Senior Vice President of Allied-Signal, Inc. and related entities. Mr. Stern is also Director of Qualcomm, Inc. and the Los Angeles Music Center Opera, and a member of the Board of Trustees of The Salk Institute and Dickinson College. Mr. Stern received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University School of Public Law and Government, and a J.D. degree from the Columbia University School of Law.

BIOGRAPHICAL INFORMATION REGARDING EACH EXECUTIVE OFFICER WHO IS NOT A DIRECTOR
  IS SET FORTH BELOW:

    DANIEL K. OSBORNE, 35, has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since September 1997.
Mr. Osborne is also a Managing Director of the Manager and certain of its affiliates. Mr. Osborne joined TCW in 1994 as part of its mortgage backed securities group, managing fixed income mutual funds. Prior to joining TCW, from 1992 to 1994, Mr. Osborne was a Vice President of ASR Investments Corporation ("ASR"), a publicly held REIT investing in Mortgage Assets. At ASR, Mr. Osborne was responsible for asset/liability management and the supervision and preparation of public reporting. Prior to his employment with ASR, Mr. Osborne was a Certified Public Accountant with Deloitte & Touche LLP specializing in REITs, mortgage securities and publicly held companies. He holds a B.S. degree in Accounting from Arizona State University.

    DAVID S. DEVITO, 37, has been Controller of the Company since March, 1999. Mr. DeVito is also a Managing Director and Chief Financial Officer of the Manager and certain of its affiliates. Prior to joining TCW in 1993, Mr. DeVito was a Senior Manager with Deloitte & Touche LLP, specializing in serving the investment management and securities broker/dealer industries. He received his B.A. in Business Economics from the University of California at Los Angeles and is a Certified Public Accountant in the state of California. He is also a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

    JOSEPH J. GALLIGAN, 41, has been Senior Vice President of the Company since September 1997. Mr. Galligan is a Managing Director of the Manager and certain of its affiliates. Prior to joining TCW in 1991, Mr. Galligan was a Vice President at Smith Barney in the Mortgage-Backed Specialist Group. Prior to that, he spent five years at First Boston as Vice President in the same area. In addition, Mr. Galligan spent over three years at Scudder Stevens & Clark as a Portfolio Manager/Trader. He holds a B.S. degree in Economics with a concentration in Finance from the Wharton School of Business at the University of Pennsylvania. Mr. Galligan is a Chartered Financial Analyst.

    MICHAEL E. CAHILL, 49, has been Secretary of the Company since
September 1997. Mr. Cahill is a Managing Director and General Counsel of the Manager and certain of its affiliates. Prior to joining TCW in 1991, Mr. Cahill was Senior Vice President and General Counsel of Act III Communications. Previously, he was in private law practice with O'Melveny & Myers and, prior to that, with Shenas, Robbins, Shenas & Shaw in San Diego. He is a member of the State Bar of California and of the Province of Ontario and is admitted to various courts, including the U.S. Supreme Court. Mr. Cahill holds B.A. degrees in Mathematics and Philosophy from Bishops University, Quebec, an LL.M. degree from Harvard University and an LL.B. degree from Osgoode Hall Law School, York University, Toronto.

    PHILIP K. HOLL, 50 has been Assistant Secretary of the Company since December 1997. Mr. Holl joined TCW in 1994 and is Senior Vice President and Associate General Counsel of the Manager and certain of its affiliates. Prior to joining TCW, Mr. Holl was General Counsel and Secretary to The Reserve Group of Mutual Funds (New York). Mr. Holl received a B.A. in Economics from Rutgers College, a J.D. from the Rutgers University School of Law (Camden) and a LL.M. from the New York University School of Law.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

    The Company is managed by a Board of Directors composed of seven members, a majority of whom are independent of the Company's management. The Board of Directors met five times in 1999. All directors attended 75% or more of the meetings held in 1999 by the Board of Directors.

AUDIT COMMITTEE

    The Board of Directors' Audit Committee consists of Messrs. Allen, Argue, Gavin and Gregory. Mr. Gavin serves as the Audit Committee's Chairman. The Audit Committee makes recommendations concerning the appointment of independent public accountants. The committee also reviews the Company's financial statements and meets with management, financial personnel and the independent public accountants to consider the adequacy of the internal controls of the Company. The Audit Committee met once in 1999.

COMPENSATION COMMITTEE

    The Board of Directors' Compensation Committee is comprised entirely of directors independent of the Company's management and consists of Messrs. Allen, Argue, Gavin and Gregory. Mr. Allen serves as the Compensation Committee's Chairman. The Compensation Committee's primary duty is to administer the Company's Stock Option Plan. No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Compensation Committee did not meet in 1999.

NOMINATING COMMITTEE

    The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

    The Company pays an annual director's fee to each unaffiliated director of $10,000, a fee of $1,250 for each meeting of the Board of Directors attended by each unaffiliated director and reimbursement of costs and expenses of all directors for attending such meetings. The Company does not separately compensate affiliated directors.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms that it received, or written representations from reporting persons that no Form 5's were required for such persons, the Company believes that, during fiscal 1999, all Section 16(a) filing requirements were satisfied on a timely basis.

                             EXECUTIVE COMPENSATION

    The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the three fiscal years ended December 31 since the Company's inception.

                         SUMMARY COMPENSATION TABLE(1)

                                                 ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                        --------------------------------------   ----------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                                 -----------------------   --------
                                                                                              NUMBER OF
                                                                                 RESTRICTED   SECURITIES
                                                                OTHER ANNUAL       STOCK      UNDERLYING     LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)   BONUS($)   COMPENSATION(2)   AWARDS($)    OPTIONS(#)   PAYOUTS    COMPENSATION
---------------------------  --------   ---------   --------   ---------------   ----------   ----------   --------   ------------
Philip A. Barach.........      1997           --        --              --              --      40,000          --            --
  President & Chief            1998           --        --              --              --      26,000          --            --
  Executive Officer            1999           --        --         $40,560              --          --          --            --

Jeffrey E. Gundlach......      1997           --        --              --              --      40,000          --            --
  Chief Investment             1998           --        --              --              --      26,000          --            --
  Officer                      1999           --        --          40,560              --          --          --

Daniel K. Osborne........      1997           --        --              --              --      35,000          --            --
  Executive Vice               1998           --        --              --              --      26,000          --            --
  President, Chief             1999           --        --          40,560              --          --          --            --
  Operating Officer and
    Chief
  Financial Officer

Joseph J. Galligan.......      1997           --        --              --              --      25,000          --            --
  Senior Vice                  1998           --        --              --              --      16,000          --            --
  President                    1999           --        --          24,960              --          --          --            --

Michael E. Cahill........      1997           --        --              --              --      15,000          --            --
  Secretary                    1998           --        --              --              --       7,000          --            --
                               1999           --        --          10,920              --          --          --            --

------------------------

(1) The officers of the Company are separately compensated by the Manager for certain of their duties performed on behalf of the Company.

(2) The options granted during 1998 included dividend equivalent rights ("DERs") which enable the option recipient to receive an amount equal to any dividends declared and paid by the Company on each underlying share. DERs of $1.56 per share were received during 1999 and are included in this table as "Other Annual Compensation".

STOCK OPTIONS GRANTED

    No stock options were granted to executive officers of the Company during the year ended December 31, 1999.

OPTIONS EXERCISED AND YEAR END HOLDINGS

    The following table represents the total number of stock options exercised by executive officers of the Company during the year ended December 31, 1999, and the value of unexercised options held by executive officers of the Company as of December 31, 1999.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                        DECEMBER 31, 1999 OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING        VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS        IN-THE-MONEY
                                                                  AT DECEMBER 31,           OPTIONS AT
                                                                      1999(3)          DECEMBER 31, 1999($)
                               SHARES                           --------------------   ---------------------
                            ACQUIRED ON                             EXERCISABLE/           EXERCISABLE/
NAME                        EXERCISE(#)     VALUE REALIZED($)      UNEXERCISABLE           UNEXERCISABLE
----                       --------------   -----------------   --------------------   ---------------------
Philip A. Barach.........  None Exercised           0               39,666/26,334      0/0          (1)
Jeffrey E. Gundlach......  None Exercised           0               39,666/26,334      0/0          (1)
Daniel K. Osborne........  None Exercised           0               36,333/24,667      0/0          (1)
Joseph J. Galligan.......  None Exercised           0               24,666/16,334      0/0          (1)
Michael E. Cahill........  None Exercised           0                13,500/8,500      0/0          (1)

------------------------

(1) The Company's common stock as of December 31, 1999 traded at a value less than the options' exercise price; the reported options are therefore not in-the-money options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than five percent of the Company's common stock.

                           NAME AND ADDRESS OF          NUMBER OF SHARES           PERCENT OF VOTING
CLASS OF STOCK               BENEFICIAL OWNER       BENEFICIALLY OWNED/AS OF   SECURITIES OUTSTANDING(1)
--------------           ------------------------   ------------------------   -------------------------
Common.................  The TCW Group, Inc.        294,667 / Dec. 31, 1999              5.12%
                         865 South Figueroa
                         Street Los Angeles, CA
                         90017(2)

------------------------

(1) Based on 5,753,000 shares of common stock issued and outstanding as of April 19, 1999.

(2) This information was obtained from a Schedule 13G filing made by The TCW Group, Inc. and Robert Day (the "Reporting Persons") on April 30, 1999 regarding the Reporting Persons' ownership of the Company's common stock as of December 31, 1998. No change was reported in the ownership of the Company's common stock as of December 31, 1999. The TCW Group, Inc. reported sole voting and dispositive power of no shares of the Company's common stock, and shared voting and dispositive power of 294,667 shares of the Company's common stock owned by TCW Capital Investment Corporation, a subsidiary of The TCW Group, Inc. Robert Day reported sole voting and dispositive power of 66,667 shares of the Company's common stock, and shared voting and dispositive power of the 294,667 shares reported by The TCW Group, Inc. Robert Day's ownership position, including the double-counted shares, was reported as 6.3% of the voting securities outstanding.

    The following table shows shares of stock beneficially owned as of April 19, 1999 by all Directors, Executive Officers and all Directors and Officers as a group.

                                                                                    PERCENT OF VOTING
                                      NAME OF                  NUMBER OF SHARES        SECURITIES
CLASS OF STOCK                   BENEFICIAL OWNER             BENEFICIALLY OWNED     OUTSTANDING(1)
--------------         -------------------------------------  ------------------   -------------------
Common...............  Peter G. Allen                                 32,666(2)           0.57%
Common...............  John C. Argue                                  24,516(2)           0.43%
Common...............  Philip A. Barach                              110,466(2)           1.92%
Common...............  Michael E. Cahill                              13,500(4)           0.23%
Common...............  Joseph J. Galligan                             29,666(5)           0.52%
Common...............  John A. Gavin                                  22,666(2)           0.39%
Common...............  Carl C. Gregory, III                           30,166(2)           0.52%
Common...............  Jeffrey E. Gundlach                            69,666(3)           1.21%
Common...............  Daniel K. Osborne                              66,333(6)           1.15%
Common...............  Marc I. Stern                                  50,166(7)           0.87%
Common...............  All Directors and Officers as a Group         454,310(8)           7.90%

------------------------

(1) Based on 5,753,000 shares of common stock issued and outstanding as of April 19, 1999 plus any shares issuable upon the Beneficial Owner's (or Owners') exercise of vested options.

(2) Includes 22,666 shares issuable upon the exercise of vested options.

(3) Includes 39,666 shares issuable upon the exercise of vested options.

(4) Includes 13,500 shares issuable upon the exercise of vested options.

(5) Includes 24,666 shares issuable upon the exercise of vested options.

(6) Includes 36,333 shares issuable upon the exercise of vested options.

(7) Includes 26,000 shares issuable upon the exercise of vested options.

(8) Includes 274,995 shares issuable upon the exercise of vested options.

                     REPORT FROM THE COMPENSATION COMMITTEE

    Because the Company does not pay direct compensation to its officers, the Compensation Committee's primary duty is to administer the Company's Stock Option Plan. The Compensation Committee did not meet during 1999 to award any stock-based compensation to officers and directors. The Compensation Committee believes the previously granted options and dividend equivalent rights were sufficient incentives for the officers and directors to achieve the business objectives of the Company during 1999.

                                          The Compensation Committee

                                          Peter G. Allen (Chairman)
                                          John C. Argue
                                          John A. Gavin
                                          Carl C. Gregory, III

                            TOTAL RETURN COMPARISON

    The following graph presents a total return comparison of the Company's common stock since the commencement of the Company's operations on December 4, 1997 through December 31, 1999, to the S&P Composite 500 Stock Index and the Bloomberg Mortgage REIT Index. The total return reflects stock appreciation and the value of dividends for the Company's common stock and for each of the comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 4, 1997, the commencement of the Company's operations, and that all dividends were reinvested in the security or index, as applicable. The total return performance shown on the graph is not indicative of future total return performance.

                   TOTAL RETURN COMPARISON SINCE COMMENCEMENT
                        OF OPERATIONS (DECEMBER 4, 1997)
                           THROUGH DECEMBER 31, 1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          APEX MORTGAGE   S&P COMPOSITE   BLOOMBERG MORTGAGE
          CAPITAL, INC.  500 STOCK INDEX      REIT INDEX
12/4/97            $100             $100                $100
12/31/97         $93.60           $99.83              $88.98
12/31/98         $71.09          $128.37              $72.80
12/31/99         $86.84          $155.38              $76.70

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In addition to being Chairman and a director of the Company, Mr. Stern is Chairman and a director of the Manager. Mr. Barach, in addition to being President, Chief Executive Officer and a director of the Company is also a Group Managing Director of the Manager. Mr. Gundlach, the Vice Chairman and Chief Investment Officer of the Company, is also a Group Managing Director of the Manager. Mr. Osborne, in addition to being Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, is a Managing Director of the Manager. Mr. Galligan, Senior Vice President of the Company, is also a Managing Director of the Manager. Mr. Cahill, Secretary of the Company, is also General Counsel, Secretary and a Managing Director of the Manager.

    The Manager will receive annual base management compensation based on the Average Net Invested Capital of the Company, payable monthly in arrears, equal to 3/4 of 1% of Average Net Invested Capital. "Average Net Invested Capital" means the month end sum of (i) the Company's total shareholders' equity computed in accordance with generally accepted accounting principles, plus
(ii) any unsecured debt approved for inclusion by the Unaffiliated Directors at issuance, plus or minus (iii) an adjustment to exclude the impact of any unrealized gains, losses or other items that do not affect realized net income. For the year ended December 31, 1999, the Manager received a base management fee of $629,000 from the Company.

    The Manager shall also be entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 30% of the Net Income of the Company, before incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. The incentive compensation calculation and payment will be made quarterly in arrears. The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For purposes of calculating the incentive compensation payable, the definition "Return on Equity" is not related to the actual distributions received by stockholders or to an individual investor's actual return on investment. For such calculations, the "Net Income" of the Company means the taxable income of the Company (including net capital gains, if any) before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Internal Revenue Code of 1986, as amended, in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with generally accepted accounting principles. A deduction for all of the Company's interest expenses for borrowed funds is taken into account in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period, minus the cumulative amounts paid by the Company to repurchase its shares. For the Year Ended December 31, 1999 the Manager received $1,714,000 as incentive compensation.

                                 ANNUAL REPORT

    This proxy statement is accompanied by the mailing of the Annual Report to Shareholders for the fiscal year ended December 31, 1999, which contains financial and other information about the activities of the Company.

    THE COMPANY WILL FURNISH TO A SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) UPON RECEIPT OF A WRITTEN REQUEST TO INVESTOR RELATIONS, APEX MORTGAGE
CAPITAL, INC., 865 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90017.

                         PROPOSALS OF SECURITY HOLDERS

    Notice is hereby given that any shareholder proposal intended to be presented at the Annual Meeting of Shareholders in 2001 must be received at the Company's principal office on or before December 31, 2000.

                                          By Order of the Board of Directors

                                          /s/ Michael E. Cahill

Los Angeles, California
April 28, 2000

                           APEX MORTGAGE CAPITAL, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           IN CONJUNCTION WITH THE 2000 ANNUAL MEETING OF SHAREHOLDERS

       The undersigned hereby appoints PHILIP A. BARACH and MARC I. STERN proxies with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of Apex Mortgage Capital, Inc. held of record by the undersigned on April 28, 2000, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the 2000 Annual Meeting of Shareholders to be held on June 20, 2000, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

       Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

PROPOSAL NO. 1: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY. ANY RECEIVED PROXY THAT DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

PROPOSAL NO. 2: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS ITEM. PROXIES RECEIVED WILL BE VOTED FOR THIS ITEM UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

IN ADDITION, PROXIES RECEIVED WILL BE VOTED IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2000 ANNUAL MEETING.

Unless contrary instructions are given on the reverse, this Proxy shall be voted according to the recommendations of the Board of Directors.

(continued and to be dated and signed on the reverse side)

                                                  APEX MORTGAGE CAPITAL, INC.
                                                  P.O. BOX 11444
                                                  NEW YORK, N.Y. 10203-0444

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
                          AUTHORITY GIVEN / / AUTHORITY WITHHELD / / ABSTAIN / /

                           AUTHORITY GIVEN, EXCEPT AUTHORITY TO VOTE IS WITHHELD
FROM THE FOLLOWING NOMINEE(S):

     -----------------------------------------------------------------------

Authority to elect the following two (2) named Nominees to the Board of Directors to hold office until the Annual Meeting of Stockholders in 2003 and until their respective successors are duly elected and qualified.

         NOMINEES:         Peter G. Allen            Philip A. Barach

(The Board of Directors recommends a vote FOR each of the Nominees.)

PROPOSAL NO. 2:
APPOINTMENT OF INDEPENDENT ACCOUNTANTS       FOR / / AGAINST / / ABSTAIN / /

(The Board of Directors recommends a vote FOR.)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

                                             I/WE PLAN TO
                                             ATTEND THE MEETING         / /

                                             Change of Address and/or
                                             Comments Mark Here         / /

                                             Please print name(s) exactly as it/
                                             they appear of record in connection
                                             with those shares over which you
                                             have voting authority. Joint owners
                                             should each sign personally. Where
                                             applicable, indicate your  official
                                             position or representation
                                             capacity.


                                             Dated:_______________________, 2000


                                             ----------------------------------
                                             Signature(s)


                                             ----------------------------------
                                             Print Names(s)


(PLEASE SIGN, DATE AND RETURN THIS PROXY     VOTES MUST BE INDICATED (X) IN
IN THE ENCLOSED POSTAGE PREPAID ENVELOPE)    BLACK OR BLUE INK.           /X/